CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS





FIRST INVESTORS SERIES FUND
95 WALL STREET
NEW YORK, NY  10005


We consent to the use in Post-Effective Amendment No. 36 to the Registration Statement on Form N-1A (File Nos. 033-25623 and 811-05690) of our report dated February 3, 2003 relating to the December 31, 2002 financial statements of First Investors Insured Intermediate Tax Exempt Fund, a series of First Investors Series Fund, which are included in said Registration Statement.



                                              /s/ Tait, Weller & Baker

                                              TAIT, WELLER & BAKER


PHILADELPHIA, PENNSYLVANIA
APRIL 25, 2003